Exhibit 32.1

Certification

Pursuant to the requirement set forth in Section 906 of the Sarbanes-Oxley Act of 2002, Frank J. Mercardante hereby certifies as follows:

1.	He is the duly appointed Chief Executive Officer of Placer Sierra Bancshares, a California corporation (the “Company”).

2.	Based on his knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of this 8th day of May 2007.

PLACER SIERRA BANCSHARES

Dated: May 8, 2007	/s/ Frank J. Mercardante
Frank J. Mercardante Chief Executive Officer